Expion360 Reports Second Quarter 2024 Financial Results

Q2 Sequential Revenue Growth of 32% with New Products and Technologies

Substantial Preorders of Next Generation Group 27 & GC2 Batteries and Modular Design Edge™ Battery

New Retail E-Commerce Partnership with Tractor Supply Company

Closed $10 Million Underwritten Public Offering to Advance Commercialization of Home Energy Storage Solutions and Pursue Key Growth Initiatives

REDMOND, OR -- August 14, 2024 -- Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage solutions, today reported its financial and operational results for the second quarter ended June 30, 2024.

Second Quarter & Subsequent 2024 Financial & Operational Highlights

·	Q2 2024 revenue totaled $1.3 million, up 32% sequentially from Q1 2024.
·	Q2 2024 net loss totaled $2.2 million compared to a net loss of $1.5 million in the prior year period as the Company continued to invest in new product development and launches.
·	Closed a firm commitment underwritten public offering with gross proceeds to the Company of approximately $10.0 million, before deducting underwriting discounts and other estimated expenses payable by the Company.
·	Announced e-commerce retail partnership with Tractor Supply Company (“Tractor Supply”), the largest rural lifestyle retailer in the U.S., to offer Expion360 products online for shipment to customers in 49 states.
·	Announced partnership with K-Z Recreational Vehicles (“K-Z RV”), a subsidiary of Thor Industries, Inc., for integration of Expion360’s 51.2V 60Ah Edge Vertical Heat Conduction™ (“VHC™”) heated batteries and new Group 27 12.8V 100Ah VHC™ heated batteries into K-Z RV's premium offerings.
·	Launched the Edge™ battery available in both 12.8V and 51.2V configurations, featuring a slim profile that maximizes available space without compromising performance and is now available for preorder with shipments expected to commence in Q3 2024.
·	Received substantial preorders of next generation Group 27 and GC2 series lithium iron phosphate (“LiFePO4") batteries, which now include our proprietary VHC™ internal heating technology, a patent-pending innovation. Expion360 began taking pre-orders of the new Group 27 and GC2 batteries in Q1 2024 and commenced deliveries in May 2024.
·	Released specifications for Home Energy Storage Solutions.

Management Commentary

"The second quarter of 2024 was highlighted by an important new partnership, the launch of our next generation battery products, and continued sequential revenue growth,” said Brian Schaffner, Chief Executive Officer of Expion360. “Taken together, we are successfully scaling our efforts through the introduction of new technologies, entering new retail markets, and expanding into complementary verticals with a portfolio servicing marine, overland and light electric vehicles. We also have two energy storage products currently under development, which includes undergoing the process to obtain UL safety certifications, in addition to other requirements for various Authorities Having Jurisdiction.

“Sales grew sequentially for a second consecutive quarter, improving 32% from Q1 2024, while year over year sales continued to be impacted by the downturn in the RV market. However, the RV market is now gaining increased momentum, with RV shipments in June 2024 up 8.4% compared to June 2023 according to the RV Industry Association. We are leveraging our products’ superior capacity and flexibility to lead acid competitors and introducing new batteries and improved technologies, to capture market share as RV industry demand returns.

“These new products and technologies include our next generation Group 27 and GC2 batteries, which started being delivered to customers in the second quarter of 2024. These batteries include our proprietary VHC™ internal heating technology, a patent-pending innovation representing a significant breakthrough in battery performance, particularly in cold climates. We also launched the Edge™ battery, available in both 12.8V and 51.2V configurations, incorporating VHC™ and featuring Integrated SmartTalk™ Bluetooth and controller area network communication, allowing users to monitor battery performance in real-time. The Edge™ features a slim profile with dimensions of just 4.2 inches in height, 17.5 inches in width, and 21.9 inches in length, offering flexibility for installation in a variety of applications and maximizing available space without compromising performance.

“Our products can be found at more than 300 resellers across the United States, consisting of dealers, wholesalers, private-label customers and original equipment manufacturers (“OEMs”) who then sell our products to end consumers. We recently announced a partnership with K-Z RV for integration of Expion360’s 51.2V 60Ah Edge VHC heated batteries and new Group 27 12.8V 100Ah VHC™ heated batteries into K-Z RV's premium offerings, and a new e-commerce retail partnership with Tractor Supply, the largest rural lifestyle retailer in the United States, to offer Expion360 products online for shipment to customers in 49 states. We believe our lithium battery line and accessories will be attractive to Tractor Supply customers shopping online to outfit and upgrade their outdoor lifestyles, and the partnership expands our market presence across the country.

“Looking ahead, as the RV market recovers, we are well positioned for new orders with our expanding portfolio of advanced batteries, supported by strong marketing initiatives. We are working to secure additional partnerships to expand our list of major resellers and enhance our market penetration.

“Most recently, we closed a public offering with gross proceeds to the Company of approximately $10.0 million. The net proceeds from the offering were used, in part, to fully repay the unsecured convertible promissory note issued to 3i, LP. In addition, the Company and Tumim Stone Capital, LLC mutually agreed to terminate the common stock purchase agreement establishing an equity line of credit, effective immediately upon the closing of the public offering. Importantly, we anticipate using proceeds from the offering to provide necessary funding to further develop our new e360 Home Energy Storage Solutions targeting home and small commercial solar users and installers. Our two LiFePO4 battery storage solutions enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We believe consumer uptake of home energy storage has the potential to scale rapidly with the introduction of products that improve price, flexibility, and integration, while creating an opportunity to generate meaningful recurring revenue streams and enable margin expansion in a market that is expected to surpass $123 billion globally by 2029,” concluded Mr. Schaffner.

Second Quarter 2024 Financial Summary

For the second quarter of 2024, net sales totaled $1.3 million, a decrease of 25.9% from $1.7 million in the prior year period. The decrease was primarily attributable to the lingering effects of the year over year downturn in the RV market, combined with customers limiting orders in anticipation of the availability of our new products with enhanced features.

Gross profit for the second quarter of 2024 totaled $0.3 million or 25.5% as a percentage of sales, as compared to $0.5 million or 26.3% as a percentage of sales in the prior year period. The decrease in gross profit was primarily attributable to decreases in sales which drove higher fixed overhead costs per unit.

Selling, general and administrative expenses were $2.0 million in both the second quarter of 2024 and the second quarter of 2023.

Net loss for the second quarter of 2024 totaled $2.2 million, or $(0.30) per share, and net loss of $1.5 million, or $(0.21) per share in the prior year period.

First Half 2024 Financial Summary

For the six months ended June 30, 2024, net sales totaled $2.2 million, a decrease of 30.4% from $3.2 million in the prior year period.

Gross profit for the six months ended June 30, 2024, totaled $0.5 million or 24.4% as a percentage of sales, compared to $0.9 million or 27.8% as a percentage of sales in the prior year period.

Selling, general and administrative expenses increased to $4.2 million from $4.1 million in the prior year period.

Net loss for the six months ended June 30, 2024, totaled $4.4 million, or $(0.61) per share, compared to a net loss of $3.5 million, or $(0.50) per share in the prior year period.

Cash and cash equivalents totaled $0.9 million at June 30, 2024, compared to $3.9 million at December 31, 2023.

On August 8, 2024, the Company closed a public offering with gross proceeds of approximately $10.0 million. Subsequent to the closing of the public offering, 14,598,000 pre-funded warrants have been exercised for shares.

Second Quarter 2024 Results Conference Call

Brian Schaffner, Chief Executive Officer and Greg Aydelott, Chief Financial Officer of Expion360 will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Wednesday, August 14, 2024

Time:	4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Dial-in:	1-844-825-9789
International Dial-in:	1-412-317-5180
Conference Code:	10191292
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1681427&tp_key=b45018adfd

A telephone replay will be available commencing approximately three hours after the call and will remain available through August 28, 2024, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 10191292. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available via the investor relations section of the Company’s website here.

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development. On December 19, 2023, the Company announced its entrance into the home energy storage market with the introduction of two premium LiFePO4 battery storage systems that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. Please find the press release here.

The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the Company, visit expion360.com.

Edge, VHC, Vertical Heat Conduction and SmartTalk are trademarks of Expion360.

© 2024 Expion360. All rights reserved.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about our beliefs and expectations, are "forward-looking statements" and should be evaluated as such. Examples of such forward-looking statements include, statements that use forward-looking words such as "projected," "expect," "possibility,” “believe,” “aim,” “goal,” “plan,” and "anticipate," or similar expressions. Forward-looking statements included in this press release include, but are not limited to, statements relating to the Company’s expectations about the Company’s operations, future development plans, growth prospects, product pipeline and development, anticipated timing of commercial availability of its products, beliefs about market size and opportunity, including customer base, and market conditions, and the anticipated use of proceeds from the offering. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements.

The Company cautions that forward-looking statements are not historical facts and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this press release, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us

Expion360 Inc.

Balance Sheets

	June 30, 2024 (unaudited)	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$902,323	$3,932,698
Accounts receivable, net	353,006	154,935
Inventory	3,361,832	3,825,390
Prepaid/in-transit inventory	719,286	163,948
Prepaid expenses and other current assets	216,660	189,418
Total current assets	5,553,107	8,266,389

Property and equipment	1,212,984	1,348,326
Accumulated depreciation	(467,259)	(430,295)
Property and equipment, net	745,725	918,031

Other Assets
Operating leases - right-of-use asset	2,399,736	2,662,015
Deposits	58,896	58,896
Total other assets	2,458,632	2,720,911
Total assets	$8,757,464	$11,905,331

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$432,550	$286,985
Customer deposits	14,094	17,423
Accrued expenses and other current liabilities	278,843	292,515
Convertible note payable	2,050,757	2,082,856
Current portion of operating lease liability	541,145	522,764
Current portion of stockholder promissory notes	700,000	762,500
Current portion of long-term debt	31,990	50,839
Total current liabilities	4,049,379	4,015,882

Long-term-debt, net of current portion	215,731	298,442
Operating lease liability, net of current portion	1,967,593	2,241,325
Total liabilities	$6,232,703	$6,555,649

Stockholders' equity
Preferred stock, par value $0.001 per share; 20,000,000 authorized; zero shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 7,559,530 and 6,922,912 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	7,560	6,923
Additional paid-in capital	28,026,138	26,438,524
Accumulated deficit	(25,508,937)	(21,095,765)
Total stockholders' equity	2,524,761	5,349,682
Total liabilities and stockholders' equity	$8,757,464	$11,905,331

Expion360 Inc.

Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$1,278,109	$1,725,123	$2,249,967	$3,232,300
Cost of sales	952,646	1,270,724	1,701,982	2,334,454
Gross profit	325,463	454,399	547,985	897,846
Selling, general and administrative	2,004,260	1,951,664	4,193,734	4,072,559
Loss from operations	(1,678,797)	(1,497,265)	(3,645,749)	(3,174,713)

Other expense
Interest income	(18,596)	(47,764)	(45,460)	(67,897)
Interest expense	250,560	26,399	503,846	64,576
Loss on sale of property and equipment	—	3,426	306	3,426
Settlement expense	309,000	—	309,000	281,680
Other (income) / expense	11	(500)	(1,189)	(394)
Total other (income) / expense	540,975	(18,439)	766,503	281,391
Loss before income taxes	(2,219,772)	(1,478,826)	(4,412,252)	(3,456,104)

Franchise taxes / (refund)	460	(38)	920	(38)
Net loss	$(2,220,232)	$(1,478,788)	$(4,413,172)	$(3,456,066)

Net loss per share (basic and diluted)	$(0.30)	$(0.21)	$(0.61)	$(0.50)
Weighted-average number of common shares outstanding	7,357,300	6,910,491	7,182,121	6,862,747

Expion360 Inc.
Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2024	2023
Cash flows from operating activities

Net loss	$(4,413,172)	$(3,456,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	94,866	101,992
Amortization of convertible note costs	333,572	—
Loss on sales of property and equipment	306	3,426
Decrease in allowance for doubtful accounts	—	(18,804)
Stock-based settlement	209,000	251,680
Stock-based compensation	438,923	—

Changes in operating assets and liabilities:
Increase in accounts receivable	(198,071)	(92,359)
(Increase) / decrease in inventory	463,558	(437,190)
Increase in prepaid/in-transit inventory	(555,338)	(19,243)
Increase in prepaid expenses and other current assets	(27,242)	(12,178)
Increase in deposits	—	(2,795)
Increase / (decrease) in accounts payable	145,566	(10,759)
Increase / (decrease) in customer deposits	(3,329)	156,881
Increase / (decrease) in accrued expenses and other current liabilities	98,166	(589)
Increase in right-of-use assets and lease liabilities	6,929	14,477
Net cash used in operating activities	(3,406,266)	(3,521,527)

Cash flows from investing activities
Purchases of property and equipment	(10,550)	(34,250)
Net proceeds from sales of property and equipment	87,684	37,964
Net cash provided by investing activities	77,134	3,714

Cash flows from financing activities
Principal payments on convertible note	(365,671)	—
Principal payments on long-term debt	(101,560)	(136,965)
Principal payments on stockholder promissory notes	(62,500)	—
Net proceeds from exercise of warrants	(4)	49,777
Net proceeds from issuance of common stock	828,492	—
Net cash provided by / (used in) financing activities	298,757	(87,188)

Net change in cash and cash equivalents	(3,030,375)	(3,605,001)
Cash and cash equivalents, beginning	3,932,698	7,201,244
Cash and cash equivalents, ending	$902,323	$3,596,243

	For the Six Months Ended June 30,
Supplemental disclosure of cash flow information:	2024	2023
Cash paid for interest	$67,070	$64,798
Cash paid / (refunded) for franchise taxes	$—	$(39)

Non-cash financing activities:
Acquisition/modification of operating lease right-of-use asset and lease liability	$—	$(13,993)
Issuance of common stock for payment on accrued interest	$75,811	$—
Issuance of common stock for payment on accrued compensation	$36,029	$—
Issuance of common stock for settlement shares and vested RSUs	$65	$—